PRESS RELEASE

Contact Information:
TXO Partners
Brent W. Clum
President, Business Operations & CFO
817.334.7800
ir@txopartners.com

Release Date:
August 8, 2023

TXO PARTNERS DECLARES A SECOND QUARTER 2023 DISTRIBUTION OF $.48 ON COMMON UNITS; FILES QUARTERLY REPORT ON FORM 10-Q

[Fort Worth, TX, August 2023]—TXO Partners, L.P. (NYSE: TXO) announced today that the Board of Directors of its general partner declared TXO’s second quarter distribution of $0.48 per common unit for quarter ended June 30, 2023. The quarterly distribution will be paid on August 25, 2023, to eligible unitholders of record as of the close of trading on August 18, 2023.

“The strength of TXO Partners is defined by our legacy producing properties and our focus on distributions to our partners,” stated Bob R. Simpson, Chairman and CEO. “With the supportive back-drop of commodity pricing, we continue to expect at least $2 per unit of distributions for the full year.”

President of Business Operations and CFO, Brent Clum, further commented, “Our stated strategy to deliver distributions while creating future value served us well in the second quarter. Our team added ownership in the prolific Vacuum Field operations as we expanded our infield development. The net result is cash flow for today with more oil production and reserves for tomorrow.”

Keith A. Hutton, President of Production and Development, also offers his insight: “With our technical focus on oil projects, we accelerated spending in the first half of 2023 with the goal of advancing production results in the back half of the year. Our goal will always be dynamic management of our activities for long-term confidence.”

Quarterly Report on Form 10-Q

TXO's financial statements and related footnotes will be available in the Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, which TXO will file with the Securities and Exchange Commission (SEC) today. The 10-Q will be available on TXO's Investor Relations website at www.txopartners.com/jnvestors or on the SEC's website at www.sec.gov.

Non-U.S. Withholding Information
This press release is intended to be a qualified notice under Treasury Regulations Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100%) of TXO’s distribution to foreign unitholders as being attributable to income that is effectively connected with a United States trade or business. Accordingly, TXO’s distributions to foreign unitholders are subject to federal income tax withholding at the highest applicable effective tax rate.

About TXO Partners, L.P.

TXO Partners, L.P. is a master limited partnership focused on the acquisition, development, optimization and exploitation of conventional oil, natural gas, and natural gas liquid reserves in North America. TXO’s current acreage positions are concentrated in the Permian Basin of West Texas and New Mexico and the San Juan Basin of New Mexico and Colorado.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the words such as “may,” “assume,” “forecast,” “could,” “should,” “will,” “plan,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “budget” and similar expressions, although not all forward-looking statements contain such identifying words. These forward-looking statements include our 2023 distribution outlook, our ability to increase oil production and reserves, our ability to execute our strategy and the impacts of future commodity price changes. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events at the time such statement was made, and it is possible that the results described in this press release will not be achieved. Our assumptions and future performance are subject to a wide range of business risks, uncertainties and factors, including, without limitation, the following: our ability to meet distribution expectations and projections; the volatility of oil, natural gas and NGL prices; our ability to safely and efficiently operate TXO’s assets; uncertainties about our estimated oil, natural gas and NGL reserves, including the impact of commodity price declines on the economic producibility of such reserves, and in projecting future rates of production; and the risks and other factors disclosed in TXO’s filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, TXO does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for TXO to predict all such factors.